Exhibit 10.29

October 7, 2008

DeWayne Laird

Vice President and Chief Financial Officer

Scientific Games Corporation

750 Lexington Avenue

New York, New York

Dear DeWayne:

This will confirm our understanding regarding certain amendments to the Employment Agreement, dated as of November 1, 2002, between you and Scientific Games Corporation (the “Company”), as amended by the Letter Agreement, dated as of August 2, 2006, by and between you and the Company (as amended hereby, the “Agreement”).  Except as expressly set forth herein, the terms of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Clarification of Section 7(a)(iv) and Section 7(c)(iv) of Agreement.  The term “stock options” and “options” as used in Section 7(a)(iv) and Section 7(c)(iv) of the Agreement shall include all forms of equity awarded to you by the Company, including both stock options and restricted stock units (notwithstanding Section 7(a)(v) and Section 7(c)(v) of the Agreement).

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Please indicate your agreement to the foregoing by countersigning and returning an original signed copy of this letter to me.

Very truly yours,

Scientific Games Corporation

By:	/s/ A. Lorne Weil
Name:	A. Lorne Weil
Title:	Chairman and Chief Executive Officer

Accepted and Agreed to:

By:	/s/ DeWayne Laird
DeWayne Laird